Exhibit 23

Consent of Independent Registered Public Accounting Firm

Ford Motor Company Tax-Efficient Savings Plan for Hourly Employees
Dearborn, Michigan

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-138821, 333-153816, and 333-156631) of Ford Motor Company of our report dated June 5, 2024, relating to the financial statements and supplemental schedule of Ford Motor Company Tax-Efficient Savings Plan for Hourly Employees which appear in this Form 11-K for the year ended December 31, 2023.

/s/ BDO USA, P.C.

Troy, Michigan

June 5, 2024